EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Second Quarter 2011 Results; Company Increases Dividend 11.1% & Reaffirms 2011 FFO Guidance

PURCHASE, N.Y., Aug. 3, 2011 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended June 30, 2011.

HIGHLIGHTS

  Net income of $697,800, or $0.02 per diluted share for 2Q'11
  Funds From Operation (FFO) of $5.7 million, or $0.14 per diluted share for 2Q'11 (1)
  $155.3 million of shopping center investments completed year-to-date (2)
  $49.5 million of pending shopping center acquisitions under contract
  270 basis point increase in overall portfolio occupancy (91.9% at 6/30/11)
  95.5% occupancy rate at 6/30/11 for stabilized properties
  13.3% debt to total assets ratio at 6/30/11
  Quarterly cash dividend of $0.10 per share of common stock declared (11.1% increase)

(1) See the end of this press release for a reconciliation of GAAP net income to FFO.

(2) Includes the acquisition of Renaissance Towne Center scheduled to close later today on August 3, 2011.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "During the first half of 2011, we continued to execute our business plan of broadening our portfolio through acquiring exceptional grocery-anchored shopping centers in our core West Coast markets. Year to date, we have committed $205 million in shopping center investments and our pipeline of acquisitions opportunities continues to be active. In terms of leasing activity, the second quarter was our most active to date, as evidenced by our overall occupancy increasing 270 basis points from the first quarter." Tanz further stated, "Looking ahead at the remainder of 2011, we are fully on track to achieve our stated objectives for the year. Accordingly, we remain comfortable with our previously stated guidance of achieving funds from operations between $0.60 and $0.70 per diluted share for 2011."

FINANCIAL SUMMARY

For the three months ended June 30, 2011, net income attributable to common stockholders for the quarter was $697,800, or $0.02 per diluted share. FFO for the 2nd quarter 2011 was $5.7 million, or $0.14 per diluted share. For the six months ended June 30, 2011, net income was $6.9 million, or $0.16 per diluted share. FFO for the first six months of 2011 was $16.5 million, or $0.39 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

At June 30, 2011, ROIC had total assets of $500.4 million with $66.6 million of debt outstanding including $25.0 million outstanding on its unsecured credit facility.

INVESTMENT SUMMARY

During the second quarter of 2011, ROIC acquired a shopping center for $23.8 million, funded in cash and borrowings under its unsecured credit facility. Subsequent to the second quarter, ROIC acquired three shopping centers, in separate transactions, for a total of $65.0 million, funded by the assumption of two mortgages totaling $30.2 million and borrowings under its unsecured credit facility.

Year-to-date, ROIC has completed $155.3 million of shopping center investments. In addition, ROIC has binding contracts to acquire two shopping centers, in separate transactions, for a total of $49.5 million. ROIC expects to fund the pending acquisitions with borrowings under its unsecured credit facility.

Morada Ranch

In May 2011, ROIC acquired Morada Ranch shopping center for $23.8 million. The shopping center is approximately 101,800 square feet and is anchored by Raley's Supermarket. The property is located in Stockton, California. The property is currently 91.2% leased.

Country Club Gate

In July 2011, ROIC acquired Country Club Gate for $22.8 million. The shopping center is approximately 109,000 square feet and is anchored by Save Mart Supermarket and Rite Aid. The property is located in Pacific Grove, California, in the heart of the Monterey peninsula. The property is currently 92.8% leased.

Renaissance Towne Center

In August 2011, ROIC acquired Renaissance Towne Center for $23.8 million. The shopping center is approximately 53,000 square feet and is anchored by CVS Pharmacy. The property is located in La Jolla, California, within the San Diego metropolitan area. The property is currently 92.7% leased.

Canyon Park Shopping Center

In July 2011, ROIC acquired Canyon Park Shopping Center for $18.4 million. The shopping center is approximately 122,000 square feet and is anchored by Albertsons and Rite Aid. The property is located in Bothell, Washington, within the Seattle metropolitan area. The property is currently 100.0% leased.

Kress Building

ROIC has a binding contract to acquire Kress Building for $29.5 million. The property is a three-story shopping center, totaling 72,000 square feet, located in the heart of Seattle's central business district at the intersection of Pike Street and 3rd Avenue. The property is anchored by Kress Supermarket (IGA), the only full-size, traditional grocer located in Seattle's CBD. The property is currently 100.0% leased.

Wilsonville Old Town Square

ROIC has a binding contract to acquire Wilsonville Old Town Square for a 7.75% capitalization rate equating to approximately $20.0 million. The property is a newly developed 200,000 square foot shopping center, anchored by Fred Meyer (Kroger). The property is located in Wilsonville, within the Portland metropolitan area. ROIC is developing the shopping center in a joint venture with Gramor Development. ROIC expects to complete the development and acquire the property in the fourth quarter of 2011. The property is currently 91.0% leased.

CASH DIVIDEND

ROIC's Board of Directors has declared a quarterly cash dividend on its common stock of $0.10 per share, to record holders on August 31, 2011 and payable on September 15, 2011. The $0.10 per share dividend represents a 11.1% increase over ROIC's most recent quarterly cash dividend, paid on June 15, 2011.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on August 3, 2011 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 79330439. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on August 3, 2011 and will be available until 11:59 p.m. Eastern Time on August 10, 2011. To access the conference call recording, dial (800) 642-1687 (domestic), or (706) 645-9291 (international) and use the Conference ID: 79330439. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated real estate company that is organized and operates in order to qualify as a REIT for U.S federal income tax purposes commencing in the year ended December 31, 2010. The Company is focused on acquiring, owning, leasing, repositioning and managing a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. The Company targets properties strategically situated in densely populated, middle and upper income markets in western and eastern regions of the United States. The Company presently has ownership and interests in 29 shopping centers encompassing approximately 3.2 million square feet. Additional company information is available at www.roicreit.com.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED BALANCE SHEETS
	June 30, 2011 (unaudited)	December 31, 2010
ASSETS
Real Estate Investments:
Land	$ 125,245,455	$ 85,473,305
Building and improvements	287,395,154	187,259,539
	412,640,609	272,732,844
Less: accumulated depreciation	7,725,558	3,078,160
	404,915,051	269,654,684
Mortgage notes receivable	10,000,000	49,978,044
Investment in and advances to unconsolidated joint ventures	25,543,779	24,579,355
Real Estate Investments, net	440,458,830	344,212,083
Cash and cash equivalents	15,328,508	84,736,410
Restricted cash	985,210	2,838,261
Tenant and other receivables	3,430,249	2,055,881
Deposits	2,000,000	1,500,000
Acquired lease intangible asset, net of accumulated amortization	25,677,886	17,672,608
Prepaid expenses	646,955	798,655
Deferred charges, net of accumulated amortization	11,688,277	9,576,904
Other	209,002	801,700
Total assets	$ 500,424,917	$ 464,192,502

LIABILITIES AND EQUITY
Liabilities:
Revolving credit facility	$ 25,000,000	$ —
Mortgage notes payables	41,574,734	42,417,100
Acquired lease intangibles liability, net of accumulated amortization	33,749,693	20,996,167
Accounts payable and accrued expenses	3,644,673	4,889,350
Tenants' security deposits	1,181,042	859,537
Other liabilities	5,996,002	4,506,779
Total liabilities	111,146,144	73,668,932
Commitments and Contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; 41,638,100 shares issued and outstanding	4,164	4,164
Additional paid-in-capital	404,999,044	403,915,775
Accumulated deficit	(13,155,804)	(12,880,840)
Accumulated other comprehensive loss	(2,571,020)	(517,918)
Total Retail Opportunity Investments Corp. shareholders' equity	389,276,384	390,521,180
Noncontrolling interests	2,389	2,389
Total equity	389,278,773	390,523,570
Total liabilities and equity	$ 500,424,917	$ 464,192,502

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues
Base rents	$ 8,789,875	$ 2,348,788	$ 15,971,069	$ 3,457,471
Recoveries from tenants	2,384,541	545,433	4,289,760	806,082
Mortgage interest	319,500	—	1,274,008	—
Total revenues	11,493,916	2,894,221	21,534,837	4,263,553

Operating expenses
Property operating	1,992,722	528,421	3,088,246	735,386
Property taxes	1,250,074	346,305	2,302,467	480,262
Depreciation and amortization	4,519,397	838,679	8,771,196	1,282,229
General & Administrative Expenses	2,437,421	2,061,365	4,826,123	4,214,291
Acquisition transaction costs	253,568	516,511	428,683	1,002,981
Total operating expenses	10,453,182	4,291,281	19,416,715	7,715,149

Operating income (loss)	1,040,734	(1,378,860)	2,118,122	(3,451,596)
Non-operating income (expenses)
Interest expense and other finance expenses	(1,077,444)	—	(1,993,346)	—
Gain on bargain purchase	—	—	5,761,854	—
Equity in earnings from unconsolidated joint ventures	734,234	18,200	977,513	18,200
Interest Income	247	288,556	13,717	702,117
Net Income (Loss) Attributable to Retail Opportunity Investments Corp.	$ 697,771	$ (1,090,304)	$ 6,877,860	$ (2,731,279)
Basic and diluted per share:	$ 0.02	$ (0.03)	$ 0.16	$ (0.07)
Dividends per common share	$ 0.09	$ 0.06	$ 0.17	$ 0.06

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net income (Loss) for period	$ 697,771	$ (1,090,304)	$ 6,877,860	$ (2,731,279)

Plus: Real property depreciation	1,986,141	406,680	3,789,605	581,459
Amortization of tenant improvements and allowances	624,648	49,719	1,190,511	76,539
Amortization of deferred leasing costs	2,368,151	382,284	4,689,974	624,230
Funds from (used in) operations	$ 5,676,711	$ (251,621)	$ 16,547,950	$ (1,449,051)

Plus: Acquisition transaction costs	253,568	516,511	428,683	1,002,981
Modified funds from operations	$ 5,930,279	$ 264,890	$ 16,976,633	$ (446,070)

Operating Activities	$ 2,517,103	$ (456,757)	$ 6,553,134	$ (3,676,058)
Investing Activities	$ (6,995,507)	$ (54,783,370)	$ (93,470,221)	$ (104,790,053)
Financing Activities	$ 8,042,819	$ (2,508,283)	$ 17,509,185	$ (2,505,894)

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs. In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months ended June 30, 2011 and 2010, ROIC expensed $253,568 and $516,511, respectively relating to real estate acquisitions. For the six months ended June 30, 2011 and 2010, ROIC expensed $428,683 and $1,002,981, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three and six months ended June 30, 2011 and 2010.

CONTACT: Liz Coughlin, Investor Relations
         914-272-8074
         lcoughlin@roireit.net